Exhibit 5.2
DORSEY & WHITNEY LLP
Suite 1500
50 South Sixth Street
Minneapolis, Minnesota 55402-1498
Telephone: (612) 340-2600
Fax: (612) 340-2868
www.dorsey.com
April 24, 2006
AWNA Trust
c/o Allied Waste North America, Inc.
15880 North Greenway – Hayden Loop
Suite 100
Scottsdale, Arizona 85260
          Re:     AWNA Trust
Ladies and Gentlemen:
          We have acted as special counsel to AWNA Trust, a Delaware statutory trust (the “Trust”), with regard to the matters set forth herein, in connection with a registration statement on Form S-3, dated April 24, 2006 (the “Registration Statement”) by Allied Waste Industries, Inc. (the “Company”), Allied Waste North America, Inc., and the Trust, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Declaration of Trust (as defined below), except that reference herein to any executed and delivered document shall mean such document as in effect on the date hereof.
          We have examined originals or copies of the following documents:
(a)	the Declaration of Trust (the “Declaration of Trust”), dated as of November 25, 2002, among Allied Waste Industries, Inc., as Sponsor and U.S. Bank Trust National Association, (the “Delaware Trustee”), U.S. Bank National Association, (the “Property Trustee”) and Thomas P. Martin as Regular Trustee;

(b)	a certified copy of the certificate of trust of the Trust (the “Certificate of Trust”) that was filed on November 25, 2002 with the Secretary of State of the State of Delaware (the “Secretary of State”) with an effective date of November 25, 2002;

(c)	a Certificate of Good Standing for the Trust, dated August 18, 2005, obtained from the Secretary of State;

(d)	the Registration Statement, including a preliminary prospectus (the “Prospectus”) relating to the Trust Preferred Securities of the Trust

AWNA Trust
c/o Allied Waste North America, Inc.
April 24, 2006

representing beneficial interests in the assets of the Trust (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities); and

(e)	a form of Amended and Restated Declaration of Trust for the Trust (the “Amended and Restated Declaration of Trust”), to be entered into among the Company, the trustee of the Trust named therein and the several holders defined therein (including the form of Trust Preferred Securities Certificate attached thereto as Exhibit C), attached as an exhibit to the Registration Statement.
          As to questions of fact material to our opinion, we have reviewed and relied upon the statements and information set forth in the foregoing documents and in a certificate of an officer of the Company. For purposes hereof, the following actions and conditions are referred to as the “Required Conditions”:
     (i) the Amended and Restated Declaration of Trust shall have been duly authorized, executed and delivered by the parties thereto, together with all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by the Trust of Trust Preferred Securities, prior to the first issuance of Trust Preferred Securities of the Trust;
     (ii) the Trust Preferred Securities of the Trust have been offered and sold for the required consideration pursuant the terms and conditions, requirements and procedures set forth in the Amended and Restated Declaration of Trust and as described in the Prospectus, and have been executed, authenticated and delivered to the holders thereof in accordance with the Amended and Restated Declaration of Trust;
     (iii) no event occurs prior to the issuance of all Trust Preferred Securities by the Trust, that would cause a dissolution or liquidation of the Trust under the Amended and Restated Declaration of Trust or that would amend the terms thereof or of the Certificate of Trust; and
     (iv) the activities of the Trust prior to the issuance of all Trust Preferred Securities by the Trust, are conducted in accordance with the Amended and Restated Declaration of Trust and the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the “Delaware Act”).
          Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:
     1. The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Act and has the power and authority under the Declaration of Trust and the Act to execute, deliver and file the Registration Statement.

AWNA Trust
c/o Allied Waste North America, Inc.
April 24, 2006

     2. Upon completion of the Required Conditions, the Trust Preferred Securities of the Trust, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.
     3. Under the Delaware Act, except to the extent otherwise provided in the Amended and Restated Declaration of Trust, the holders of Trust Preferred Securities of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of Trust Preferred Securities who is, was or becomes a named trustee of the Trust.
          The foregoing opinions are subject to the following assumptions, exceptions and qualifications:
          A. The foregoing opinions are limited to the laws of the State of Delaware currently in effect (excluding the securities laws of the State of Delaware). We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) securities or blue sky laws of States other than Delaware, or (iii) laws, rules or regulations relating to the particular nature of the Trust’s property.
          B. We have assumed (i) the due organization or formation, and the valid existence of each party (other than the Trust, the Delaware Trustee and the Property Trustee) to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) that each party (other than the Trust, the Delaware Trustee and Property Trustee) has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, and (iv) that each party (other than the Trust, the Delaware Trustee and Property Trustee) has duly authorized, executed and delivered the documents examined by us, (v) and all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies do or will conform with the originals, which facts we have not independently verified.
          C. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable laws relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.
          D. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents other than this opinion as attached thereto as an exhibit.

AWNA Trust
c/o Allied Waste North America, Inc.
April 24, 2006

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “LEGAL MATTERS” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,
/s/ DORSEY & WHITNEY LLP